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                                                                    EXHIBIT 10.4

                                NOBLE CORPORATION

                              NON-EMPLOYEE DIRECTOR
                       NONQUALIFIED STOCK OPTION AGREEMENT


         THIS NON-EMPLOYEE DIRECTOR NONQUALIFIED STOCK OPTION AGREEMENT (this "Agreement"), made and entered into this ____ day of _____, 200_, by and between NOBLE CORPORATION, a Cayman Islands exempted company limited by shares (the "Company"), and _______________ ("Director");

                              W I T N E S S E T H:

         WHEREAS, the Board has adopted and the members of the Company have approved and ratified the Amended and Restated Noble Corporation 1992 Nonqualified Stock Option and Restricted Share Plan for Non-Employee Directors, as amended (the "Plan"), which provides for the automatic grant of nonqualified stock options to each Non-Employee Director of the Company; and

         WHEREAS, pursuant to the Plan and subject to and upon the terms and conditions herein provided, this Agreement evidences the grant of an option under the Plan to Director, who currently serves as a Non-Employee Director of the Company;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1. Grant of Option and Option Period. The Company hereby grants to Director as of the date of this Agreement (the "Grant Date"), subject to the provisions of Section 2 hereof and as hereinafter set forth, an option (the "Option") to purchase [10,000][2,000] ordinary shares, par value US $0.10 per share, of the Company ("Ordinary Shares") at the price of $_____ per share, at any time or (with respect to partial exercises) from time to time during a period (a) commencing upon the earlier of (i) the first anniversary of the Grant Date and (ii) the day immediately prior to the date of the 200_ annual general meeting of members, provided that the date of the 200_ annual general meeting of members is at least 355 days after the Grant Date and (b) ending on ________, 201_ (the "Option Period"). The Option is a nonqualified stock option and is not intended to qualify as an "incentive stock option" within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Termination of Service. Any provision of Section 1 hereof to the contrary notwithstanding:

                  (a) If Director ceases to be a member of the Board on account of Director's (i) fraud or intentional misrepresentation or (ii) embezzlement,


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         misappropriation or conversion of assets or opportunities of the
         Company or any direct or indirect majority-owned subsidiary of the Company, then the Option shall automatically terminate and be of no further force or effect as of the date Director ceases to be a member of the Board;

                  (b) If Director shall die during the Option Period while a member of the Board (or during the additional five-year period provided by paragraph (c) of this Section 2), the Option may be exercised, to the extent that Director was entitled to exercise it at the date of Director's death, within five years after such death (if otherwise within the Option Period), but not thereafter, by the executor or administrator of the estate of Director or by the person or persons who shall have acquired the Option directly from Director by bequest or inheritance; and

                  (c) If Director ceases to be a member of the Board for any reason (other than the circumstances specified in paragraphs (a) and (b) of this Section 2) within the Option Period, the Option may be exercised, to the extent Director was able to do so at the date of termination of the directorship, within five years after such termination (if otherwise within the Option Period), but not thereafter.

         3. Agreement of Director. As consideration for the Company's grant of the Option, Director agrees to continue to serve the Company as a director at the pleasure of the Company's members for a continuous period through the earlier of (i) the first anniversary of the Grant Date and (ii) the day immediately prior to the next annual general meeting of members following the Grant Date at the retainer rate and fee schedule, if any, in effect as of the date hereof or at such changed rate or schedule as the Company from time to time may establish; provided, that nothing in the Plan or in this Agreement shall confer upon Director any right to continue as a member of the Board.

         4. Exercise of Option. The Option may be exercised by written notice signed by Director and delivered to the President of the Company or sent by United States registered or certified mail, postage prepaid, addressed to the Company (to the attention of its President) at its corporate office in Sugar Land, Texas. Such notice shall state the number of Ordinary Shares as to which the Option is exercised and shall be accompanied by the full amount of the purchase price of such Ordinary Shares, in cash or by check; provided, however, that at the request of Director and to the extent permitted by applicable law, the Company shall approve reasonable arrangements with Director and a brokerage firm under which Director may exercise the Option by properly delivering notice of exercise, together with such other documents as the Company shall require, and the Company shall, upon payment in full by cash or check of the purchase price and any other amounts due in respect of such exercise, deliver to Director's brokerage firm one or more certificates representing Ordinary Shares issued in respect of such exercise. Any such notice shall be deemed given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as above-stated, or, in the case of hand delivery, on the date of delivery to the President of the Company. Promptly after demand by the Company, Director


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shall pay to the Company an amount equal to applicable withholding taxes, if any, due in connection with the exercise of the Option. In the event of Director's death, the executor or administrator of Director's estate (or anyone who shall have acquired the Option by will or pursuant to the laws of descent and distribution) may exercise the Option in accordance with the provisions of this Agreement.

         5. Delivery of Certificates Upon Exercise of the Option. Delivery of a certificate or certificates representing the purchased Ordinary Shares shall be made promptly after receipt of notice of exercise and payment of the purchase price and the amount of any withholding taxes to the Company, if required, provided that the Company shall have such time as it reasonably deems necessary to qualify or register such Ordinary Shares under any law or governmental rule or regulation that it deems desirable or necessary.

         6. Adjustments Upon Changes in Ordinary Shares. In the event that before delivery by the Company of all the Ordinary Shares in respect of which the Option is granted, the Company shall have effected an Ordinary Share split or dividend payable in Ordinary Shares, or the outstanding Ordinary Shares of the Company shall have been combined into a smaller number of Ordinary Shares, the Ordinary Shares still subject to the Option shall be increased or decreased to reflect proportionately the increase or decrease in the number of Ordinary Shares outstanding, and the purchase price per Ordinary Share shall be decreased or increased so that the aggregate purchase price for all the then optioned Ordinary Shares shall remain the same as immediately prior to such split, dividend or combination. In the event of a reclassification of Ordinary Shares not covered by the foregoing, or in the event of a liquidation, separation or reorganization, including a merger, consolidation or sale of assets, the Board shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of Ordinary Shares still subject to the Option.

         7. Transferability.

                  (a) Except as otherwise provided in Section 7(b) below, the Option evidenced hereby is not transferable otherwise than (i) by will or by the laws of descent and distribution, or the rules thereunder, or
         (ii) pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and may be exercised during the lifetime of Director only by Director.

                  (b) Notwithstanding Section 7(a), the Option evidenced hereby may be transferred, in whole or in part, by Director (i) by gift to the Immediate Family Members (as defined in Section 7(c) below) of Director, partnerships whose only partners are Director or the Immediate Family Members of Director, limited liability companies whose only shareholders or members are Director or the Immediate Family Members of Director, and trusts established solely for the benefit of Director or the Immediate Family Members of Director, or (ii) to any other persons or entities in the discretion of the Board; provided, that any subsequent


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         transfers of a transferred Option shall be prohibited except those in accordance with Section 7(a)(i). Following transfer, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer; provided, that for purposes of this Agreement, the term "Director" (except as used in the next succeeding sentence) shall be deemed to refer to the transferee. The events of any termination of association set forth in Section 2 above shall continue to be applied with respect to Director, following which any transferred Options shall be exercisable by the transferee only to the extent, and for the periods, specified in Section 2 above.

                  (c) "Immediate Family Members" as used in this Agreement shall have the meaning assigned thereto under the Plan, i.e., the spouse, former spouse, children (including stepchildren) or grandchildren of an individual.

         8. Construction. This Agreement shall be governed by, subject to and construed in accordance with all the provisions of the Plan.

         9. Defined Terms. Unless the context clearly indicates otherwise, the words and phrases used in this Agreement shall have the meanings assigned to them under the provisions of the Plan.

         10. Applicable Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Texas except to the extent preempted by the laws of the United States or the Cayman Islands.




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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                           The "Company"

                                           NOBLE CORPORATION



                                           By:
                                              ----------------------------------

                                           Name:
                                           Title:

                                           "Director"


                                           -------------------------------------
                                           (Signature)


                                           -------------------------------------
                                           (Printed Name)



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